Exhibit 10.1

Second AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of October 31, 2017, by and among WESTERN ALLIANCE BANK, an Arizona corporation, with an office located at 55 Almaden Boulevard, Suite 100, San Jose, California  95113 (“Bank”), as collateral agent (in such capacity, the “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Agreement (as defined below) or otherwise a party hereto from time to time, including Bank in its capacity as a Lender, and SOLAR CAPITAL LTD., a Maryland corporation, with an office located at 500 Park Avenue, 3rd Floor, New York, New York 10022 (“Solar;” together with Bank, each a “Lender” and collectively, the “Lenders”), and SUNESIS PHARMACEUTICALS, INC., a Delaware corporation with offices located at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California  94080 (“Borrower”).

RECITALS

Borrower and Lenders are parties to that certain Loan and Security Agreement dated as of March 31, 2016 (as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of June 30, 2017, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.The following defined terms in Section 1.1 of the Agreement hereby are added or amended and restated in their entirety, as appropriate, to read as follows:

“Amortization Date” is January 1, 2018; provided that (i) if the Extended Interest-Only Period occurs, the Amortization Date shall be July 1, 2018, (ii) if the Extended Interest-Only Period II occurs, the Amortization Date shall be October 1, 2018, and (iii) if the Extended Interest-Only Period III occurs, the Amortization Date shall be January 1, 2019.

“Extended Interest-Only Period II” means Borrower’s written election to Collateral Agent by December 31, 2017, to extend the Amortization Date to October 1, 2018, which election is contingent upon Borrower receiving at least Fifteen Million Dollars ($15,000,000) in New Capital any time on or after October 24, 2017, but on or prior to December 31, 2017.

“Extended Interest-Only Period III” means Borrower’s written election to Collateral Agent by September 15, 2018, to extend the Amortization Date to January 1, 2019, which election is contingent upon Borrower receiving at least Twenty-Five Million Dollars ($25,000,000) in New Capital (inclusive of amounts received in connection with the Extended Interest-Only Period II) any time on or after October 24, 2017, but on or prior to September 15, 2018.

“New Capital” means New Equity and unrestricted net cash proceeds received as a non-refundable upfront payment on a new business development agreement or royalty financing agreement, on terms and conditions reasonably acceptable to Collateral Agent and the Lenders.

“Second Amendment” means that certain Second Amendment to Loan and

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Security Agreement entered into as of the Second Amendment Effective Date by and among Collateral Agent, the Lenders and Borrower.

“Second Amendment Effective Date” means October 31, 2017.

2.Section 2.2(b)(ii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) Thereafter, Borrower shall make monthly payments of interest on each Payment Date, through and including the Payment Date immediately preceding the Amortization Date.  Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loans, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to (a) twenty-eight (28) months, if the Amortization Date is January 1, 2018, (b) twenty-two (22) months, if the Amortization Date is July 1, 2018,   (b) nineteen (19) months, if the Amortization Date is October 1, 2018, or (b) sixteen (16) months, if the Amortization Date is January 1, 2019.  All unpaid principal and accrued and unpaid interest with respect to the Term Loans are due and payable in full on the Maturity Date.  Except as set forth in subsection 2.2(b)(i) above, the Term Loans may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).”

3.New Section 2.5(e) hereby is added to the Agreement to read as follows:

“(e)

Second Amendment Fee.  On the earliest to occur of (i) the Maturity Date, (ii) the early termination of this Agreement, or (iii) the acceleration of the Obligations upon an Event of Default, a fully earned, non‑refundable amendment fee of Thirty Thousand Dollars ($30,000.00) (the “Second Amendment Fee”) to be shared between the Lenders, with a split of Fifteen Thousand ($15,000.00) earned by Bank and Fifteen Thousand ($15,000.00) earned by Solar.”

4.No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Bank.

5.Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

6.Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (except for the representations and warranties that speak as of a specific date, which shall be true and correct in all respects), and that no Event of Default has occurred and is continuing.

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7.As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)this Amendment, duly executed by Borrower;

(b)a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c)all reasonable and documented Lenders’ Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts; and

(d)such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

8.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER:

SUNESIS PHARMACEUTICALS, INC.

By /s/ Daniel N. Swisher, Jr.

Name: Daniel N. Swisher, Jr.

Title: CEO and President

COLLATERAL AGENT AND LENDER:

WESTERN ALLIANCE BANK

By /s/ Bill Wickline

Name: Bill Wickline

Title: VP, Director of Portfolio Management

LENDER:

SOLAR CAPITAL LTD.

By /s/ Anthony J. Storind

Name: Anthony J. Storind

Title: Authorized Signatory

[Signature Page to Second Amendment to Loan and Security Agreement]

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CORPORATE BORROWING CERTIFICATE

Borrower:	SUNESIS PHARMACEUTICALS, INC.	Date: October 31, 2017
Lenders	WESTERN ALLIANCE BANK, as Collateral Agent and Lender
SOLAR CAPITAL LTD., as Lender

I hereby certify as follows, as of the date set forth above:

1.  I am the Secretary, Assistant Secretary or other officer of Borrower.  My title is as set forth below.

2.  Borrower’s exact legal name is set forth above.  Borrower is a corporation existing under the laws of the State of Delaware.

3.  Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Bylaws.  Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.

4.  The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
Daniel N. Swisher, Jr.	President & CEO	/s/ Daniel N. Swisher, Jr.	ý
_________			□

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money.  Borrow money from Lenders.

Execute Loan Documents.  Execute any loan documents any Lender requires.

Grant Security.  Grant Collateral Agent and Lenders a security interest in any of Borrower’s assets.

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Issue Warrants.  Issue warrants for Borrower’s capital stock.

Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

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Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.  The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

SUNESIS PHARMACEUTICALS, INC.

By:   /s/ Daniel N. Swisher, Jr.

Name:   Daniel N. Swisher, Jr

Title:   CEO and President

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as
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of the date set forth above.

By:

Name:

Title:

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